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                                                                   EXHIBIT 10.28




                          AMENDMENT TO LOAN AGREEMENT
                          AND INTEREST RATE AGREEMENT



         THIS AMENDMENT TO LOAN AGREEMENT AND INTEREST RATE AGREEMENT ("Amendment") dated as of December 23, 1997 (the "Amendment Effective Date") is made and entered into by and among M-I DRILLING FLUIDS, L.L.C. (the "Borrower"), a Delaware limited liability company, the banking institutions (each, together with its successors and assigns, a "Bank" and collectively, the "Banks") from time to time a party to the Loan Agreement (as hereinafter defined), as amended by this Amendment ABN AMRO BANK N.V., HOUSTON AGENCY and DEN NORSKE BANK AS, as Co-Agents (in such capacity, together with their successors in such capacity, collectively called the "Co-Agents") and TEXAS COMMERCE BANK NATIONAL ASSOCIATION ("TCB"), a national banking association, as agent for the Banks (in such capacity, together with its successors in such capacity, the "Agent").


RECITALS:

          WHEREAS, the Borrower, the Banks, the Co-Agents, and the Agent are parties to a Loan Agreement dated as of April 4, 1996, as amended by instrument dated April 8. 1997 (the "Loan Agreement"); and

          WHEREAS, certain provisions regarding interest rates in respect of the obligations of the Borrower under the Loan Agreement have been gathered in that certain Interest Rate Agreement (the "Interest Rate Agreement") attached as Schedule 1 to the Loan Agreement; and

          WHEREAS, the Borrower, the Banks, the Co-Agents, and the Agent have agreed, on the terms and conditions herein set forth, that the Loan Agreement and Interest Rate Agreement be amended in certain respects;

NOW, THEREFORE, IT IS AGREED:

         Section 1. Definitions. Terms used herein which are defined in the Loan Agreement shall have the same meanings when used herein unless otherwise provided herein.

         Section 2. Amendments to the Loan Agreement. On and after the Amendment Effective Date, the Loan Agreement shall be amended as follows:

         (a) The definition of "Maturity Date" contained in Section 1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:




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              Maturity Date shall mean the maturity of the Notes, December 31,
         2002, as the same may hereafter be accelerated pursuant to the provisions of any of the Loan Documents.

         (b)        A new definition of "Net Worth" is hereby added to Section
1.1 of the Loan Agreement, such new definition to read in its entirety as follows:

                 Net Worth shall mean all item classified as assets (valued at cost less normal depreciation) in the financial statements of the applicable Person delivered in accordance with this Agreement, less all items classified as liabilities in the financial statements of such Person delivered in accordance with this Agreement (including contingent and indirect liabilities to the extent included on the balance sheet of the applicable Person), all determined in accordance with GAAP. The term "liabilities" shall include, without limitation., (1) Indebtedness secured by Liens on Property of the Person with respect to which Net Worth is being computed, whether or not such Person is liable for the payment thereof; (2) deferred liabilities, and (3) Capital Lease Obligations.

         (c) Section 2.3(a) of the Loan Agreement is hereby amended to read in its entirety as follows:

                 (a) The Borrower shall pay to the Agent for the account of each Bank commitment fees for the period from the Effective Date to and including the Termination Date at a rate per annum equal to 0.100%. Such fees shall be computed (on the basis of the actual number of days elapsed in a year composed of 360 days) on each day and shall be based on the excess of (x) the aggregate amount of each Bank's Loan Commitment for such day over (y) the aggregate unpaid principal balance of such Bank's Note on such day. Accrued commitment fees through each Quarterly Date prior to the Termination Date shall be payable on the third (3rd) Business Day after such Quarterly Date. Any accrued and unpaid commitment fees shall be due and payable on the Termination Date.

         (d) Section 7.3(b) of the Loan Agreement is hereby amended to read in its entirety as follows:

                          (b) Net Worth - Net Worth of not less than (1) for the period commencing on December ___, 1997 through and including December 31,1997, $270,000,000 and (2) for each fiscal quarter thereafter, the minimum Net Worth required during the immediately preceding fiscal quarter plus 50% of the Net Income (if positive) of the Borrower for the immediately preceding fiscal quarter plus 100% of any increase in Net Worth during such fiscal quarter resulting from any merger, sale or issuance of equity.





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         Section 3.      Amendments to the Interest Rate Agreement. On and
after the Amendment Effective Date, the Interest Rate Agreement shall be amended as follows:

         (a) The definition of "Eurodollar Rate" contained in Section 1 of the interest Rate Agreement is hereby amended to read in its entirety as follows:

                 Eurodollar Rate means for any day a rate per annum equal to the lesser of (a) the sum of (1) the Eurodollar Interbank Rate in effect on the first day of the Interest Period for the applicable Eurodollar Rate Borrowing plus (2) 0.300% and (b) the Ceiling Rate. Each Eurodollar Rate is subject to adjustments for reserves, insurance assessments and other matters as provided for in Section 2.3 hereof.

         Section 4. Limitations. The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to, or waiver or modification of, any other term or condition of the Loan Agreement or any of the other Loan Documents, or (b) except as expressly set forth herein, prejudice any right or rights which the Banks may now have or may have in the future under or in connection with the Loan Agreement, the Loan Documents or any of the other documents referred to therein. Except as expressly modified hereby or by express written amendments thereof, the terms and provisions of the Loan Agreement, the Notes, and any other Loan Documents or any other documents or instruments executed in connection with any of the foregoing are and shall remain in full force and effect. In the event of a conflict between this Amendment and any of the foregoing documents, the terms of this Amendment shall be controlling.

         Section 5. Payment of Expenses. The Borrower agrees, whether or not the transactions hereby contemplated shall be consummated, to reimburse and save the Co-Agents, the Agent and the Bank(s) harmless from and against liability for the payment of all reasonable substantiated out-of-pocket costs and expenses arising in connection with the preparation, execution, delivery and enforcement of, or the preservation of any rights under this Amendment, including, without limitation, the reasonable fees and expenses of any local or other counsel for the Agent, and all stamp taxes (including interest and penalties, if any), recording taxes and fees, filing taxes and fees, and other similar charges which may be payable in respect of, or in respect of any modification of, the Loan Agreement and the other Loan Documents. The provisions of this Section shall survive the termination of the Loan Agreement and the repayment of the Loans.

         Section 6. Governing Law. This Amendment and the rights and obligations of the parties hereunder and under the Loan Agreement shall be construed in accordance with and be governed by the laws of the State of Texas and the United States of America.

         Section 7. Descriptive Headings, etc. The descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.




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         Section 8.      Entire Agreement.  This Amendment and the documents
referred to herein represent the entire understanding of the parties hereto regarding the subject matter hereof and supersede all prior and contemporaneous oral and written agreements of the parties hereto with respect to the subject matter hereof, including, without limitation, any commitment letters regarding the transactions contemplated by this Amendment.

         Section 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts and all of such counterparts shall together constitute one and the same instrument. Complete sets of counterparts shall be lodged with the Borrower and the Agent.

         Section 10.     Amended Definitions.   As used in the Loan Agreement
(including all Exhibits thereto) and all other instruments and documents executed in connection therewith, on and subsequent to the Amendment Effective Date the term (i) "Agreement" shall mean the Loan Agreement as amended by this Amendment, and (ii) references to any and all other Loan Documents shall mean such documents as amended as contemplated hereby.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized offices as of the date first above written.



                                        M-I DRILLING FLUIDS, L.L.C.


                                        By:
                                           -----------------------------------
                                        Name:
                                             ---------------------------------
                                        Title:
                                              --------------------------------







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